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                                                                    EXHIBIT 23.1

               CONSENT OF FORTNER, BAYENS, LEVKULICH AND CO., P.C.

                                     EXHIBIT

                       CONSENT OF INDEPENDENT ACCOUNTANTS'



To Board of Directors
Front Range Capital Corporation


         We consent to the use in the Form 10-QSB of Front Range Capital Corporation for the six-month period ended June 30, 2002 our report dated August 2, 2002 relating to the consolidated balance sheet of Front Range Capital Corporation and subsidiaries as of June 30, 2002 and the related consolidated statements of income, comprehensive income and cash flows for the six-month period then ended.







                                    /s/ Fortner, Bayens, Levkulich & Co., P.C.

Denver, Colorado
August 12, 2002